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                                                                       EXHIBIT A







                              AMENDED AND RESTATED

                          LOAN AND INVESTMENT AGREEMENT


                           dated as of October 3, 2000


                                     between


                   HEALTHCOMP EVALUATION SERVICES CORPORATION,
                                   the Company


                                       and


                                DILIGENTI, INC.,
                                   the Lender



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                                                  TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I         DEFINITIONS AND INCORPORATION BY REFERENCE......................................................1
         1.1      Definitions.....................................................................................1
         1.2      Rules of Construction...........................................................................9

ARTICLE II        AMOUNT AND TERMS OF SECURITIES.................................................................10
         2.1      Commitment to Make Bridge Loan.................................................................10
         2.2      Interest; Default Interest.....................................................................10
         2.3      Interest and Principal Payments................................................................11
         2.4      Conversion of Bridge Loan and Additional Investment............................................11
         2.5      Optional Conversion and Notice of Offer........................................................11
         2.6      Taxes on Conversion............................................................................13
         2.7      Company to Provide Stock.......................................................................13
         2.8      Acquisition of Revenue Right...................................................................13

ARTICLE III       REPRESENTATIONS AND WARRANTIES.................................................................13
         3.1      Representations and Warranties of the Company..................................................13
         3.2      Representations and Warranties of the Lender...................................................23

ARTICLE IV        CONDITIONS OF OBLIGATIONS OF THE LENDER........................................................24
         4.1      Conditions to Lender's Obligations on the Closing Date.........................................24
         4.2      Conditions to Lender's Obligations to Make the Additional Investment...........................27

ARTICLE V         AFFIRMATIVE COVENANTS OF THE COMPANY...........................................................28
         5.1      Corporate Actions and Shareholders Meeting.....................................................28
         5.2      Reports........................................................................................29
         5.3      Information Regarding Collateral...............................................................29
         5.4      Accounts and Records...........................................................................30
         5.5      Inspection.....................................................................................30
         5.6      Use of Proceeds................................................................................30
         5.7      Further Assurances.............................................................................30
         5.8      Termination....................................................................................30

ARTICLE VI        NEGATIVE COVENANTS.............................................................................31
         6.1      Borrowed Money Indebtedness....................................................................31
         6.2      Liens..........................................................................................31
         6.3      Contingent Liabilities.........................................................................31
         6.4      Mergers, Consolidations and Dispositions and Acquisitions of Assets............................32
         6.5      Redemption, Dividends and Distributions........................................................32
         6.6      Nature of Business.............................................................................32
         6.7      Transactions with Related Parties..............................................................32
         6.8      Loans and Investments..........................................................................32
         6.9      Organizational Documents.......................................................................32
         6.10     Sale/Leasebacks................................................................................33
         6.11     Issuance of Stock..............................................................................33
         6.12     Subsidiaries...................................................................................33
         6.13     Termination....................................................................................33

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
                                                                                                               Page
ARTICLE VII       DEFAULTS AND REMEDIES..........................................................................33
         7.1      Events of Default..............................................................................33
         7.2      Acceleration...................................................................................34
         7.3      Other Remedies.................................................................................35
         7.4      Waiver of Past Defaults........................................................................35

ARTICLE VIII      INDEMNIFICATION................................................................................35

ARTICLE IX        RESTRICTIONS ON TRANSFER.......................................................................35
         9.1      Securities Laws Restrictions on Transfer.......................................................35
         9.2      Restrictive Legend.............................................................................35
         9.3      Transfer to Affiliates.........................................................................36

ARTICLE X         MISCELLANEOUS..................................................................................37
         10.1     Notices........................................................................................37
         10.2     Amendment, Supplement and Waiver...............................................................38
         10.3     Survival.......................................................................................38
         10.4     Duplicate Originals............................................................................38
         10.5     Governing Law..................................................................................38
         10.6     Waiver of Jury Trial...........................................................................39
         10.7     No Adverse Interpretation of Other Agreements..................................................39
         10.8     Successors and Assigns.........................................................................40
         10.9     Separability...................................................................................40
         10.10    Headings, etc..................................................................................40
         10.11    Confidentiality................................................................................40


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     AMENDED AND RESTATED LOAN AND INVESTMENT AGREEMENT (as amended, restated, modified or supplemented from time to time the "Agreement") dated as of October 3, 2000 between HEALTHCOMP EVALUATION SERVICES CORPORATION, a Nevada corporation (the "Company"), and DILIGENTI, INC. a Delaware corporation (the "Lender").

     WHEREAS, the Lender and the Company entered into that certain Loan and Investment Agreement (the "Loan and Investment Agreement") dated as of September 15, 2000 whereby the Lender made a bridge loan to the Company in an aggregate principal amount of $3,750,000 upon the terms and conditions set forth therein;

     WHEREAS, the Lender and the Company agreed that $2,500,000 of the proceeds of the bridge loan shall be used by the Company in connection with the PSD Acquisition (as defined herein);

     WHEREAS, the Lender has agreed that, provided all of the conditions to conversion of the bridge loan set forth herein shall have been completed in accordance with Section 4.2, the bridge loan shall convert to shares of common stock in the Company and the Lender shall invest an additional $1,250,000 in common stock of the Company;

     WHEREAS, the Lender and the Company have agreed for their mutual benefit to amend and restate the Loan Investment Agreement in its entirety as set forth herein;

     NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:


                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1. Definitions.

     "Additional Investment" means the purchase by the Lender on the Conversion Date of Common Stock with an aggregate issue price of $1,250,000, pursuant to Section 2.4 of this Agreement.

     "Automatic Conversion Date" has the meaning set forth in Section 2.4 of this Agreement.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                                       1

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     "Board of Directors" means the Board of Directors of the Company or any committee of the Board authorized to act for it hereunder.

     "Borrowed Money Indebtedness" means, with respect to any Person as of the date hereof, without duplication:

               (a) all obligations of such Person for borrowed money;

               (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

               (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person;

               (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payment for services to employees and former employees incurred in the ordinary course of such Person's business);

               (e) all capital lease obligations;

               (f) all obligations of others secured by any Lien on Property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

               (g) all outstanding letters of credit, surety bonds and currency swap or similar agreements issued for the account of such Person; and

               (h) all guarantees of such Person for obligations of the type described above.

     "Bridge Loan" means the loan made by the Lender to the Company pursuant to
     Section 2.1 of this Agreement.

     "Bridge Loan Maturity Date" has the meaning set forth in Section 2.1 of this Agreement.

     "Bridge Note" means the promissory note of the Company, substantially in the form attached as Exhibit A hereto, evidencing the Bridge Loan.

     "Business Day" means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in London, England or New York, New York.

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     "Capital Stock" means any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock, but excluding any debt securities convertible into such equity prior to such conversion.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss. 9601 et seq., as amended.

     "Closing Date" means September 15, 2000 or such later date when all the conditions set forth in Section 4.1 shall have been satisfied or waived.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means the common shares of the company, par value $.001 per common share.

     "Company" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor to such party.

     "Company Intellectual Property" has the meaning set forth in Section 3.1(n) of this Agreement.

     "Conversion Date" has the meaning set forth in Section 2.5 of this Agreement.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default (as defined in Article VII of this Agreement).

     "Derivative Securities" has the meaning set forth in Section 3.1(b)(i) of this Agreement.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, written notices or binding agreements issued, promulgated or entered into, by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, management, disposal, Release or threatened Release of any Hazardous Material or to the effect of the environment (including workplaces) on health and safety.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) an actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation,

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     storage, treatment or disposal of any Hazardous Materials, (c) actual or alleged exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under
     Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
     Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
     Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or
     (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Event of Default" has the meaning set forth in Section 7.1 of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financial Statements" has the meaning set forth in Section 3.1(i)(i) of this Agreement.

     "GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency,

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     authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as hazardous substance under Section 101(14) of CERCLA.

     "Historical Financial Statements" has the meaning set forth in Section 3.1(i)(i) of this Agreement.

     "Indebtedness" means and includes:

               (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus reserves and deferred credits);

               (b) all guaranties, letter of credit, contingent reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others; and

               (c) all indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the indebtedness secured thereby shall have been assumed.

     "Intellectual Property" has the meaning set forth in Section 3.1(n) of this Agreement.

     "Investment" means the purchase or other acquisition of any Indebtedness of, or the making of any loan, advance or capital contribution to, or the incurring of any liability, contingent or otherwise, in respect of the Indebtedness of, any Person.

     "Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

     "Loan Documents" means this Agreement, the Bridge Note and the Security Documents.

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     "Margin Stock" has the meaning assigned to such term in Regulation U.

     "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that is materially adverse to the business, Properties (including, without limitation, Intellectual Property), assets, net worth, financial condition, results of operations or future prospects (including, without limitation, future equity value) of the Company and its Subsidiaries taken as a whole.

     "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document delivered pursuant to Section 5.7.

     "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned or leased by the Company or one of its Subsidiaries and identified on Schedule 3.1(e), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.7.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "New Bridge Note" has the meaning set forth in Section 2.5(c) of this Agreement.

     "Notice Date" means December 31, 2000.

     "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

     "Optional Conversion Date" has the meaning set forth in Section 2.5 of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Liens" means each of the following:

               (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;

               (b) Liens in effect on the Closing Date and disclosed to the Lender in the Financial Statements, provided that neither the Borrowed Money Indebtedness secured thereby nor the Property covered thereby shall increase after the Closing Date without the prior written consent of the Lender, provided that, for purposes

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          of this clause (b), the accrual of interest on such Borrowed Money
          Indebtedness, so long as it is not converted to principal, shall not be deemed to increase such Borrowed Money Indebtedness;

               (c) normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a material adverse affect on the value or utility of the applicable Property;

               (d) Liens incurred or deposits made in the ordinary course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (ii) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, but not, in any of the cases specified in this clause (ii), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

               (e) attachments, judgments and other similar Liens arising in connection with the court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserve made therefore in accordance with GAAP;

               (f) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP;

               (g) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of Property subject to any such restriction or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, if any;

               (h) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (g) of this Section; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced; and

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               (i) Liens set forth on Schedule 1.1.

          "Person" means any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

          "Plan" means any employee pension benefit plan (other than Mulitemployer Plan) subject to the provisions of Title IV of ERISA or
          Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means the Pledge Agreement dated the date hereof among the Company, Afton, Inc., Medical Drug Testing, Inc. and the Lender.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "Proxy Statement" has the meaning set forth in Section 5.1 of this Agreement.

          "PSD" means the Preventive Services Division of U.S. Healthworks, Inc., a Delaware corporation.

          "PSD Acquisition" means the acquisition by the Company on the Closing Date of all of the assets (other than the receivables of PSD, which shall be retained by PSD) of PSD.

          "PSD Seller Note" means the Company's promissory note in the principal amount of $1,000,000 payable to PSD pursuant to the acquisition agreement, to be dated the Closing Date, among PSD and the Company.

          "Release" has the meaning set forth in Section 101(22) of CERCLA.

          "Revenue Rights" has the meaning set forth in Section 2.8 of this Agreement.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities" means (i) the Bridge Note and (ii) the shares of Common Stock issuable pursuant to Section 2.4 or 2.5 of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Agreement" means the Security Agreement dated the date hereof between the Company and the Lender.

          "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 4.1 to secure any of the obligations.

          "Shareholders" means, at any time, the holders of shares of Capital Stock in the Company at such time.

          "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Transactions" means (i) the Bridge Loan and (ii) the PSD Acquisition.

          The term "to the knowledge of" or derivatives thereof shall mean the actual knowledge of any Officer after due investigation.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "1934 Act Filings" means the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 1999, the Quarterly Reports of the Company on Form 10-QSB for each of the three months ended March 31, 2000 and June 30, 2000 and any other reports or other documents filed by the Company with the SEC since December 31, 1999 pursuant to the Exchange Act.

          "2000 Financial Statements" has the meaning set forth in Section 3.1(i)(i) of this Agreement.

1.2  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          a.   a term has the meaning assigned to it;

          b. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          c.   "or" is not exclusive;

          d. words in the singular include the plural and in the plural include the singular;

          e.   provisions apply to successive events and transactions; and

          f. "herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II
                         AMOUNT AND TERMS OF SECURITIES

2.1 COMMITMENT TO MAKE BRIDGE LOAN. In reliance upon the representations and warranties of the Company as set forth herein and subject to the terms and conditions contained in this Agreement, the Lender agrees to make a bridge loan to the Company on the Closing Date in an aggregate principal amount of $3,750,000 (the "Bridge Loan"). The proceeds of the Bridge Loan shall be disbursed by wire transfer on the Closing Date pursuant to wire instructions provided to the Lender by the Company on the Business Day prior to the Closing Date. The Bridge Loan will mature on the earlier of
     (x) 90 calendar days following the Notice Date or (y) the Conversion Date (the "Bridge Loan Maturity Date").

2.2  INTEREST; DEFAULT INTEREST.

     (a) INTEREST RATE ON BRIDGE LOAN. Subject to Sections 2.2(c) and 2.2(d), interest on the unpaid principal balance of the Bridge Loan will accrue from the Closing Date at a rate per annum equal to 20%.

     (b) BASIS OF COMPUTATION OF INTEREST; PAYMENT OF INTEREST. All interest shall be calculated for actual days elapsed on the basis of a 360-day year and shall be payable not later than 12:00 noon (New York time) on the Bridge Loan Maturity Date.

     (c) MAXIMUM INTEREST RATE. Notwithstanding anything contained in Section 2.2(a), but subject to Section 2.2(d), in no event shall the interest rate on the Bridge Loan exceed a rate per annum equal to the lesser of
          (i) 20% and (ii) the maximum interest rate permitted by law.

     (d) DEFAULT INTEREST. If the Company shall default in the payment of the principal of or interest on the Bridge Loan, by acceleration or otherwise, the Company shall

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          on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the otherwise applicable interest rate on the Bridge Loan; provided that, notwithstanding anything herein to the contrary, interest payable under this Section 2.2(d) shall not be subject to the provisions of
          Section 2.2(c). The Company shall pay such default interest in cash on demand from time to time.

2.3 INTEREST AND PRINCIPAL PAYMENTS. All amounts paid with respect to the Bridge Loan shall first be applied to any accrued but unpaid interest. All payments required to be made by the Company under this Agreement shall be paid to the Lender by wire transfer in immediately available funds to an account of the Lender designated to the Company in writing.

2.4 CONVERSION OF BRIDGE LOAN AND ADDITIONAL INVESTMENT. The Lender and the Company agree that on the first Business Day when each of the conditions set forth in Section 4.2 shall have occurred, provided that such Business Day shall occur prior to the Notice Date (any such day, the "Automatic Conversion Date"), then the following shall occur:

     (a) subject to the proviso below, the Lender shall, upon receipt from the Company of a number of newly issued shares of Common Stock, which, together with any shares of Common Stock issued to the Company pursuant to Section 2.5, equals 38% of the Company's outstanding Capital Stock on a fully diluted basis as of such date, cancel all of the Company's obligations with respect to the Bridge Loan;

     (b) all interest on the Bridge Loan which shall have accrued and remained unpaid as of the Automatic Conversion Date shall be canceled, as if the Company had paid any such amount in full as of such date; and

     (c) subject to the proviso below, the Lender shall pay an additional $1,250,000 to acquire a number of newly issued shares of Common Stock equal to 13% of the Company's Capital Stock on a fully diluted basis as of such date;

     provided that the Lender shall not be required to take any of the actions set forth in this Section 2.4 unless all of such actions shall occur simultaneously on the Automatic Conversion Date.

2.5  OPTIONAL CONVERSION AND NOTICE OF OFFER.

     (a)  Notwithstanding the provisions of Section 2.4 and subject to clause
          (c) below, the Lender may at any time, in its sole discretion, elect to convert a portion of the

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          outstanding principal amount of the Bridge Loan into a number of shares of Common Stock equal to 38% of the Company's issued and outstanding Common Stock following the issuance of such shares of Common Stock. The portion of the principal amount of the Bridge Loan to be converted shall be equal to the product of (x) the number of shares equal to 38% of the Company's issued and outstanding Common Stock following the issuance of such shares of Common Stock and (y) $0.1777. Upon the conversion of the portion of the principal amount of the Bridge Loan calculated in accordance with the preceding sentence, all accrued and unpaid interest on such principal amount shall be canceled as if paid in full as of the date of conversion of such principal amount. If at any time after the Lender has exercised its rights pursuant to this Section 2.5, the Company shall issue additional shares of Common Stock, the Lender may, in its sole discretion, elect to convert an additional portion of the principal of the Bridge Loan in accordance with the first sentence of this clause
          (a) in order to maintain its percentage ownership of the Company's issued and outstanding Common Stock at 38%.

     (b) The Company shall promptly (which, in any event, shall mean not more than two Business Days) after receipt of any offer from a third party to acquire at least 20% of the Company's issued and outstanding Common Stock notify the Lender of the terms of such offer so that the Lender may, following receipt of such notice from the Company, elect to convert a proportion of the principal amount of the Bridge Loan in accordance with the provisions of clause (a) above.

     (c) The Lender shall notify the Company promptly (which, in the case of clause (b) above, shall mean within five Business Days of receipt of the relevant notice from the Company) of its election to convert a portion of the principal amount of the Bridge Loan in accordance with clause (a) above. The Company shall issue the shares of Common Stock into which the relevant portion of the Bridge Loan shall be converted no later than three Business Days after receipt of such notice from the Lender. The date of issuance of such shares to the Lender pursuant to this Section 2.5 shall be referred to herein as the "Optional Conversion Date". Either of the Optional Conversion Date or the Automatic Conversion Date shall be referred to herein as a "Conversion Date". The Company agrees that in addition to the shares of Common Stock to be issued on the Optional Conversion Date it shall, following receipt of the Bridge Note from the Lender, cancel such Bridge Note and execute and deliver a new bridge note (the "New Bridge Note") in an aggregate principal amount equal to the original principal amount of the Bridge Note less that portion of the principal converted into Common Stock in accordance with the terms of clause (a) above. Any New Bridge Note issued in accordance with this clause (c) shall be dated the Closing Date and all interest which shall have accrued since the Closing Date on the principal amount of such New Bridge Note and remain unpaid as of the Optional Conversion Date shall remain payable in accordance with the terms of this Agreement.

2.6 TAXES ON CONVERSION. The Company agrees that it shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock or on the issuance of a New Bridge Note on a Conversion Date.

2.7  COMPANY TO PROVIDE STOCK.

     (a) On or prior to any Conversion Date, the Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the aggregate principal amount of the Bridge Loan.

     (b) The Company will comply with all securities laws regulating the offer and delivery of the Common Stock and any New Bridge Note on any Conversion Date.

2.8 ACQUISITION OF REVENUE RIGHT. If (i) the provisions of NRS Section 78.378 to 78.3793 are applicable to the Lender's ability to convert any portion of the Bridge Loan to Common Stock pursuant to either Section 2.4 or 2.5 of this Agreement, or (ii) the provisions of NRS Section 78.378 to 78.3793 are not applicable to the Lender and the Lender shall have elected not to convert any portion of the Bridge Loan to Common Stock pursuant to Section
     2.5 of this Agreement, then in the event of any of clause (i) or (ii) hereof, the Company agrees that, in consideration for the Lender's having made the Bridge Loan to finance the PSD Acquisition, the Company shall, in addition to repaying the Bridge Loan in full together with all accrued and unpaid interest thereon, in accordance with Sections 2.1, 2.2 and 2.3 of this Agreement, pay to the Lender, from the date as of which all the principal of the Bridge Loan and all interest accrued thereon shall have been repaid in full to the date three years thereafter, 5% of the consolidated revenues of the Company payable quarterly in arrears (the "Revenue Right"); provided that the Lender shall transfer the Revenue Right to any third party designated by the Company upon receipt from such third party of an amount equal to $5,000,000 less all amounts paid to the Lender by the Company pursuant to this Section 2.8 as of the date any such payment is made by the relevant third party.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Lender as follows:

     (a) ORGANIZATION AND EXISTENCE, ETC. The Company and each of its Subsidiaries (i) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, or will be in good standing within 30 days of the

          Closing Date, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing or will be in good standing within 30 days of the Closing Date, (or the equivalent thereof under applicable law) in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise (except for those jurisdictions in which the failure so to qualify does not have a Material Adverse Effect).

     (b)  CAPITALIZATION.

          (i) As of the date hereof, (x) the Company's authorized capital stock consists of: 50,000,000 shares of Common Stock, of which 14,804,891 shares are validly issued and outstanding, fully paid and non-assessable; and (y) the Company has outstanding the securities set forth on Schedule 3.1(b) which are convertible into or exercisable or exchangeable for Common Stock (the "Derivative Securities").

          (ii) All the issued and outstanding shares of Capital Stock are free of preemptive and similar rights and have been offered, issued, sold and delivered by the Company in transactions in compliance with the applicable federal, state and foreign securities laws. Other than as set forth in Schedule 3.1(b), there are no outstanding agreements or commitments requiring the Company to issue Capital Stock or Derivative Securities and no such agreements are currently contemplated.

     (c)  AUTHORIZATION; BINDING OBLIGATIONS.

          (i) The Company has full power and authority to execute, deliver and perform this Agreement, the Bridge Note, the other Loan Documents and such other documents furnished or to be furnished by the Company hereunder. This Agreement, the Bridge Note and the other Loan Documents have each been duly authorized, executed and delivered by the Company and the transactions contemplated hereby, and each constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The issuance of the Securities pursuant to this Agreement, the compliance by the Company with the provisions of this Agreement, the other Loan Documents and the Securities, and the consummation of the other transactions contemplated hereby or thereby will not, except as specifically contemplated by the Security Documents, result in the creation or imposition of any Lien upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (A) the Articles of Incorporation and Bylaws of the Company or of any of its Subsidiaries, (B) any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound, or (C) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of the Company or any of its Subsidiaries, except, with respect to clauses (B) and (C), in circumstances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ii) The Bridge Note has been duly authorized for issuance and, prior to the Conversion Date, the Common Stock issuable upon conversion of the Bridge Note will have been duly authorized and reserved for issuance to the Lender. When the Bridge Note has been duly executed and delivered by the Company in accordance with this Agreement, (A) the Bridge Note will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and (B) the Common Stock issuable upon the Conversion Date, when issued and delivered in accordance with the provisions of this Agreement and the Bridge Note, will be validly issued, fully paid and non-assessable.

     (d) COMPLIANCE WITH INSTRUMENTS, ETC. Neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under, any term or provision of (i) its Articles of Incorporation and Bylaws,
          (ii) other than as set forth in Schedule 3.1(d), any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, debt instrument or other agreement or instrument to which it is a party or by which it is bound or to which any of its Property is subject, the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iii) any applicable statute, judgment, decree, order, rule or regulation of any arbitrator or any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties and the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (e)  PROPERTIES.

          (i) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (ii) Schedule 3.1(e) sets forth the address of each real property that is owned or leased by the Company or any of its Subsidiaries as of the date hereof after giving effect to the Transactions.

         (iii) Neither the Company nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

     (f)  LITIGATION AND ENVIRONMENTAL MATTERS.

          (i) There are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries before or by any arbitrator or Governmental Authority, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the issuance of the Securities, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ii) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (g) INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. The consummation of the Transactions does not and will not violate any provision of such act or any rule, regulation or order issued by the SEC thereunder.

     (h) FEDERAL RESERVE REGULATIONS. (a) Neither the Company nor any of its Subsidiaries is engaged principally, or is as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. (b) No part of the proceeds of the Bridge Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve, including Regulation U or X.

     (i)  FINANCIAL STATEMENTS; TAXES.

          (i) The Company has previously delivered to the Lender, true, correct and complete copies of its financial statements for the years ended December 31, 1997, 1998 and 1999 (the "Historical Financial Statements") and for the six months ended June 30, 2000 (the "2000 Financial Statements" and, together with the Historical Financial Statements the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP (except for the absence of the footnotes in any Financial Statements which do not cover a full fiscal year) and fairly present in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods then ended (subject to normal year-end adjustments in the case of the 2000 Financial Statements and in any other Financial Statements which do not cover a full fiscal year). The 1997 and 1998 Historical Financial Statements have been audited by Arthur Andersen LLP who are independent public accountants within the meaning of the Securities Act and they have expressed an opinion thereon, which is unqualified with respect to the Financial Statements for the years ended December 31, 1997 and 1998. As of the respective dates of the Financial Statements, the Company had no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) whether or not required by GAAP to be reflected on a balance sheet or disclosed in the notes thereto except as were reflected on any balance sheet or disclosed in any notes contained in the Financial Statements.

          (ii) Except as set forth on Schedule 3.1(i), the Company has filed or obtained extensions for all necessary income, franchise and other material tax returns, domestic and foreign, all such returns are correct in all respects, and the Company has paid all taxes shown as due thereunder (except in the case where the Company is contesting such matter in good faith and except in such circumstances where such failure would not reasonably be expected to have a Material Adverse Effect), and the Company has no knowledge of any tax deficiency which might be assessed against the Company which would reasonably be expected to have a Material Adverse Effect.

         (iii) Except as set forth on Schedule 3.1(i), the Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. The Company is not obligated to make any payments and is not a party to any agreement that under certain circumstances (including the occurrence of the Conversion Date) could obligate it to make any payments that will not be deductible under section 280G of the Code. The Company has not been a member of an affiliated group filing a consolidated federal income tax return and has no liability for the taxes of any person under Treasury Regulation 1.1502.6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (j) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

     (k)  OFFERING. Subject to the Lender's representations and warranties in
          Section 3.2, the issuance of the Securities to the Lender as contemplated by this Agreement is not subject to the registration requirements of the Securities Act and neither the Company, nor anyone acting on its behalf, has taken or will take any action that would cause such registration requirements to be applicable.

     (l) PERMITS; GOVERNMENTAL AND OTHER APPROVALS. The Company has such licenses, permits, consents, orders, approvals and other authorizations necessary for the conduct of its business as now being conducted, except where the absence of such authorizations would not have a Material Adverse Effect and except with respect to the Company's products in development for which marketing and other approval from the applicable regulatory authorities have not been obtained. No approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority, domestic or foreign, is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby except for applicable filings with the SEC, including, but not limited to, the filing of Form D under the Securities Act and the filing of one or more Reports on Form 8-K and a
          Schedule 14A under the Exchange Act.

     (m) SALES REPRESENTATIVES, CUSTOMERS AND KEY EMPLOYEES. To the knowledge of the Company, as of the date hereof, no independent sales representative or key employee or group of employees of, or customer of, or party or Person providing services to, the Company has any intention to terminate his, her or its relationship with the Company or, in the case of employees, to leave the employ of the Company, which terminations or departures would in the aggregate have a Material Adverse Effect and, to the knowledge of the Company, the entry of the Company into this Agreement and the consummation of the transactions contemplated hereby, will not cause any such termination or departures.

     (n)  INTELLECTUAL PROPERTY.

          (i) To the Company's knowledge, the Company has full and exclusive right, title and interest in and to, or, to the extent set forth in Schedule 3.1(n), license rights to, all (A) patents, patent applications, registered or unregistered trademarks, service marks, tradenames, and applications therefor, registered or unregistered copyrights and applications therefor, know-how, proprietary rights and processes, trade secrets, customer lists, methodologies (to the extent practicable), proprietary developments and marketing information, (B) know-how, inventions, inventors' notes (to the extent such notes exist), drawings and designs associated with the foregoing and (C) other confidential information, (all of the foregoing collectively, "Intellectual Property") used in or necessary for the ongoing conduct of its business ("Company Intellectual Property"), free and clear of all Liens of any nature, except where the failure to have full and exclusive right, title and interest in and to, or license rights to, Intellectual Property would not reasonably be expected to have a Material Adverse Effect; and, except as set forth on
               Schedule 3.1(n), the Company has no material obligation to any other Person or entity with respect to Company

               Intellectual Property or any developed or under development product or process of the Company utilizing or embodying any Company Intellectual Property. Schedule 3.1(n) is a complete and accurate schedule of all patents, patent applications, registered trademarks, service marks, trade names and applications therefor, registered copyrights and applications therefor, and licence agreements used in or necessary for the ongoing conduct of the Company's business.

          (ii) There is (A) to the Company's knowledge, no infringement, misuse or misappropriation of any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured, developed, under development, or distributed, or ever having been used, manufactured, developed, under development, or distributed at any time previously, by or on behalf of the Company, except to the extent such infringement, misuse or misappropriation would not reasonably be expected to have a Material Adverse Effect, (B) no pending or, to the knowledge of the Company, threatened claim or challenge of or proceeding for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured, developed or distributed, or ever having been used, manufactured, distributed or developed at any time previously, by or on behalf of the Company, which would reasonably be expected to have a Material Adverse Effect, (C) no pending or, to the knowledge of the Company, threatened claim, challenge or proceeding by the Company against any third party for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by the Company or (D) no notice from any another party to the Company to the effect that, or, to the knowledge of the Company, facts or information which, in the reasonable opinion of the Company, would render any Company Intellectual Property owned, invalid or unenforceable, nor, to the knowledge of the Company, is there any allegation that any such Company Intellectual Property is invalid or unenforceable, except to the extent that the invalidity or unenforceability of such Company Intellectual Property would not reasonably be expected to have a Material Adverse Effect.

         (iii) The Company has not disclosed any material confidential information developed or utilized by the Company to any third party except on a confidential basis and pursuant to a written confidentiality agreement, nor, to the knowledge of the Company, has any third party disclosed confidential information developed or utilized by the Company to any Person in material breach of such confidentiality agreement.

     (o) FORM 10-QSB. The Quarterly Reports on Form 10-QSB for each of the three months ended March 31, 2000 and June 30, 2000, and any reports filed with the SEC pursuant to the Exchange Act from the date hereof to the Bridge Loan Maturity Date when filed by the Company, complied or will comply as to form in all material respects with the applicable requirements of the Exchange Act (other than the requirement that the Company have audited financial statements for fiscal year 1999 in connection with its filings and the Company's failure to disclose the maturity date of the Quest Loan and such Loan's impact on the Company's financial condition) and did not or will not, as of the date of such filing, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (other than the Company's failure to disclose the maturity date of the Quest loan and the Company's failure to disclose the maturity date of the Quest Loan and such Loan's impact on the Company's financial condition).

     (p) ORDINARY COURSE. Since June 30, 2000, the Company, except as set forth in the 1934 Act Filings or as explicitly contemplated by this Agreement, has conducted its business in the ordinary course, has not incurred any material obligation, absolute or contingent, or entered into any material transactions not in the ordinary course of business which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and has not declared or paid any dividends or distributions on its Capital Stock or reacquired any shares of its Capital Stock.

     (q) STATE TAKEOVER STATUTES. The Board of Directors of the Company has approved, and will expressly maintain its approval for, the issuance of the Common Stock to Lender on any Conversion Date for the purpose of rendering inapplicable the provisions of NRS Section 78.411 to 78.444, inclusive, such that the Lender is not subject to the restrictions on combinations set forth therein.

     (r) DISCLOSURE. The Company has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which the Company or any of the Subsidiaries is subject, and all other matters known to the Company that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (s) SUBSIDIARIES. Schedule 3.1(s) sets forth the name of, and the ownership interest of the Company in, each Subsidiary.

     (t) INSURANCE. Schedule 3.1(t) sets forth a description of all insurance maintained by or on behalf of the Company and its Subsidiaries as of the date hereof. As of the date hereof, all required premiums in respect of such insurance have been paid. The Company believes that the insurance maintained by or on behalf of the Company and the Subsidiaries is adequate.

     (u) LABOR MATTERS. There are no strikes, lockouts or slowdowns against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company or any of its Subsidiaries, or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

     (v) SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and after giving effect to the application of the proceeds of the Bridge Loans, (a) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company and each Subsidiary will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and each Subsidiary will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Company and each Subsidiary will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

     (w)  SECURITY DOCUMENTS.

          (i) The Pledge Agreement is effective to create in favor of the Lender a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when and for long as such Collateral is delivered to and held by the Lender, the Pledge Agreement shall constitute a fully perfected first-priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral to the extent a security interest therein can be perfected by possession pursuant to the Uniform

               Commercial Code, in each case prior and superior in right to any other person.

          (ii) The Security Agreement is effective to create in favor of the Lender, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements (and continuation statements) in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)), in each case prior and superior in the right to any other person, other than with respect to Permitted Liens, to the extent a security interest can be perfected in such Collateral by such filings.

         (iii) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company and its Subsidiaries that are parties thereto in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other person.

3.2 REPRESENTATIONS AND WARRANTIES OF THE LENDER. Lender represents and warrants to the Company that:

     (a) it is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act,

     (b) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company,

     (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management,

     (d) it is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Lender has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, and

     (e) it understands that the Securities have not been registered under the Securities Act and it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Securities except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or "blue sky" laws.

                                   ARTICLE IV
                     CONDITIONS OF OBLIGATIONS OF THE LENDER

4.1 CONDITIONS TO LENDER'S OBLIGATIONS ON THE CLOSING DATE. The obligation of the Lender to make the Bridge Loan is subject to the fulfillment to its reasonable satisfaction, or, except with respect to Section 4.1(a) which may not be waived by the Lender, the waiver by the Lender, on the Closing Date of each of the following conditions:

     (a) Fairness Opinion. The Board of Directors of the Company shall have received a Fairness Opinion in form and substance satisfactory to the Board of Directors from an investment bank of national reputation as to the fairness to the Shareholders of the Company of this Agreement and the transactions contemplated hereby.

     (b)  PSD Acquisition.

          (i) The Board of Directors of the Company shall have approved the PSD Acquisition for an aggregate price (including all related transaction costs) not to exceed $3,500,000; and

          (ii) All agreements relating to the PSD Acquisition shall have been duly authorized, validly executed by and shall constitute binding obligations of each of the parties thereto.

     (c) Board Appointments. The Company shall have nominated and approved the appointment to its Board of Directors of two persons designated by the Lender in its sole discretion, such appointments to be confirmed subsequently by the Company's shareholders at the next regularly scheduled shareholders' meeting.

     (d) Representations and Warranties Correct. The representations and warranties of the Company in Article III hereof shall be (x) true and correct on and as of the date hereof and (y) true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except in the case of clause (y) for (i) those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date) and (ii) circumstances in which the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (e) Compliance Certificate. The Company shall have delivered to the Lender a certificate of the Company's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (d) and (g) of this Section 4.1.

     (f) No Impediments. No statute, judgment, order or decree of any court, regulatory body, administrative agency or any other governmental agency or body shall be in effect which would impose any material limitation on the ability of the Lender to exercise full rights of ownership of the Securities.

     (g) No Defaults. Other than as set forth on Schedule 3.1(d), the Company shall not be in default under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any Indebtedness of the Company or any Subsidiary, in excess of $50,000, or which results in such Indebtedness, in an aggregate amount (with other defaulted Indebtedness) in excess of $50,000 becoming due and payable prior to its due date.

     (h) No Material Adverse Events. Except as disclosed in the 1934 Act Filings filed with the SEC prior to the date hereof since June 30, 2000, there shall have been no Material Adverse Effect with respect to the Company (other than the continued incurrence of losses in the ordinary course of business).

     (i) Legal Investment. The purchase of the Bridge Note by the Lender hereunder shall be legally permitted by all statutes, rules and regulations to which the Lender and the Company are subject.

     (j) Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body that are now required in connection with the lawful issuance and sale of the Bridge Note pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

     (k) Issuance Taxes. All taxes imposed by law in connection with the initial issuance, sale and delivery of the Bridge Note shall have been fully paid by the Company, and all laws imposing such taxes shall have been fully complied with at the time of such issuance.

     (l) Proceedings and Other Documents. All corporate and other proceedings in connection with the PSD Acquisition and the transactions contemplated by this

          Agreement shall have been taken, and the Lender shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to such other matters incident to the PSD Acquisition and the transaction contemplated hereby as it may reasonably request.

     (m) Opinion of Counsel. The Lender shall have received an opinion (i) of Chapman & Flanagan, Ltd., Nevada counsel to the Company, (ii) of Jones, Day, Reavis & Pogue, special counsel for the Company and (iii) of local counsel in Florida with respect to the Collateral (as defined in the Security Documents) located there, each opinion to be dated the Closing Date and in form and substance satisfactory to the Lender.

     (n) Consents, Waivers, Etc. The Company shall have obtained all consents or waivers necessary to execute and deliver this Agreement and the other Loan Documents, issue the Securities and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

     (o)  Corporate Documents. The Company shall have delivered to the Lender
          (i) the Bridge Note and (ii) the following:

          (A) A certified copy of the Company's Articles of Incorporation and all amendments thereto, appropriately authenticated;

          (B) A copy of the Company's Bylaws, as amended to date, certified as being true by a principal Officer of the Company; and

          (C) A certificate of good standing of the Company as a foreign corporation certified as of a recent date by the Secretary of State of Nevada, and from every jurisdiction in which the Company is qualified to do business.

     (p) Pledge Agreement. The Lender shall have received counterparts of the Pledge Agreement signed on behalf of the Company and each of the Subsidiaries party thereto, together with stock certificates representing all the outstanding shares of capital stock of each Subsidiary owned by or on behalf of the Company as of the Closing Date, promissory notes evidencing all intercompany Indebtedness owed to the Company by any Subsidiary as of the Closing Date and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes.

     (q) Security Agreement. The Lender shall have received counterparts of the Security Agreement signed on behalf of the Company and each of the Subsidiaries party thereto, together with the following:

          (i) all documents and instruments, including Uniform Commercial Code Financing Statements, required by law or reasonably requested by the Lender to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

          (ii) a completed Perfection Certificate dated the Closing Date and signed by an executive officer or Financial Officer of the Lender, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Company and each of its Subsidiaries in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Lender that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released.

     (r) State Takeover Statutes. The Company shall have provided evidence satisfactory to the Lender that the provisions of NRS Section 78.378 to 78.3793, inclusive, do not apply to the Lender or its successors or assigns and will not apply to the Lender at any time prior to the Automatic Conversion Date.

4.2 CONDITIONS TO LENDER'S OBLIGATIONS TO MAKE THE ADDITIONAL INVESTMENT. The obligation of the Lender to undertake any of the actions set forth in
     Section 2.4 shall be subject to the fulfillment to its satisfaction, or the waiver by the Lender, prior to the Notice Date, of each of the following conditions:

     (a) Representations and Warranties Correct. The representations and warranties of the Company in Article III hereof shall be (x) true and correct on and as of the date hereof and (y) true and correct in all material respects on and as of the Conversion Date with the same force and effect as if they had been made on and as of the Conversion Date, except in the case of clause (y) for (i) those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date) and (ii) circumstances in which the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with on or prior to the Conversion Date by the Company shall have been performed or complied with by the Company in all material respects on or prior to the Conversion Date.

     (c) Conditions in Section 4.1. The conditions set forth in Section 4.1 remain fulfilled or waived by the Lender on or prior to the Conversion Date.

     (d) No Defaults. No event shall have occurred and be continuing which constitutes a Default or an Event of Default.

     (e)  [INTENTIONALLY OMITTED].

     (f) Compliance with Laws and Regulations. The Company shall have completed all of the legal and regulatory requirements applicable to the actions and transactions contemplated by this Agreement, including, without limitation, compliance with applicable laws and regulations of the NASD, the SEC and the State of Nevada;

     (g) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been taken, including, authorization and approval by the Company's Board of Directors of the transactions contemplated by this Agreement. The Lender shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to the matters incident to the transaction contemplated hereby, as the Lender may reasonably request.

     (h) Opinion of Counsel. The Lender shall have received an opinion of Chapman & Flanagan, Ltd., Nevada counsel to the Company, regarding certain of the actions taken pursuant to this Section 4.2, which opinion shall be in form and substance satisfactory to the Lender.

     (i) Use of Proceeds. The Lender shall be reasonably satisfied that the proceeds of the Bridge Loan shall have been used as set forth in
          Section 5.6.

     (j) Lender Directors. The Lender shall have received evidence satisfactory to it that the two persons designated by the Lender to the Company's Board of Directors pursuant to Section 4.1(c) shall remain Directors of the Company on and after the Automatic Conversion Date.

                                    ARTICLE V
                      AFFIRMATIVE COVENANTS OF THE COMPANY

     Subject to Section 5.8 hereof, the Company hereby covenants and agrees:

5.1  [INTENTIONALLY OMITTED].

5.2  REPORTS.

     The Company will deliver to the Lender the following:

     (a) promptly after transmission thereof, copies of all financial statements, proxy statements, reports and other communications which the Company sends to its stockholders, copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of the securities of the Company are then listed or proposed to be listed, and copies of all press releases made generally available by the Company to the public concerning material developments in the business of the Company and its Subsidiaries, if any;

     (b) promptly after the occurrence thereof (but in any event within two (2) days after such occurrence is known to the Company) notice of any condition or event which constitutes (i) an event which would lead the Company to believe that the Company is not in compliance in material respects with the covenants in this Agreement, (ii) an Event of Default, (iii) the institution or threatened institution of an action, suit or proceeding against the Company or any of its Subsidiaries by or before any court, regulatory authority, administrative agency or any other governmental agency or body, domestic or foreign, which, if adversely decided, could have a Material Adverse Effect or (iv) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

     (c) within 30 days of the Closing Date, evidence satisfactory to the Lender that the Company and each of its Subsidiaries is in good standing in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise.

     (d) within 60 days of the Closing Date, its audited financial statements for the year ended December 31, 1999, such statements to include an unqualified audit opinion from Arthur Andersen LLP.


5.3 INFORMATION REGARDING COLLATERAL. The Company will furnish to the Lender prompt written notice of any change (i) in the Company's or any of its Subsidiaries' corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Company's or any of its Subsidiaries' chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any of the Company's or any of its Subsidiaries' identity or corporate structure or
     (iv) in the Company's or any of its Subsidiaries' Federal Taxpayer

     Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Lender if any material portion of the Collateral is damaged or destroyed.

5.4 ACCOUNTS AND RECORDS. The Company shall keep true records and books of account in which entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries, if any, in accordance with GAAP, to the extent applicable, applied on a consistent basis.

5.5 INSPECTION. The Company shall permit the Lender or any of its officers, employees, representatives or such other Person as the Lender may designate, during regular business hours of the Company, upon reasonable prior notice, to visit and inspect the offices and properties of the Company and to (i) review and make extracts or copies of the books, accounts and records of the Company, and (ii) discuss the affairs, finances and accounts of the Company, with the Company's Officers, members of the Board of Directors, independent accountants, consultants and attorneys.

5.6 USE OF PROCEEDS. The Company shall use the proceeds received from the Bridge Loan as follows: (a) $2,500,000 shall be used in connection with the acquisition by the Company of PSD (including payment of all transaction costs associated therewith), (b) $500,000 shall be used to repay an advance of working capital from certain Persons and (c) $750,000 shall be used for general corporate purposes, including capital expenditures and working capital.

5.7 FURTHER ASSURANCES. From time to time the Company shall execute and deliver to Lender such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by Lender in order to implement or effectuate the terms and provisions of this Agreement.

5.8  TERMINATION. The covenants and agreements of the Company set forth in this
     Article V (other than Section 5.6) shall terminate and be of no further force or effect at such time as no principal or interest on the Bridge Note is outstanding or payable (whether as a result of the payment of all outstanding principal and accrued interest on the Bridge Note or the conversion of the Bridge Note).

                                   ARTICLE VI
                               NEGATIVE COVENANTS

     Subject to Section 6.13 hereof, the Company hereby covenants and agrees that it will not, will not agree to, and will not suffer or permit any Subsidiary of the Company to, do any of the following without the consent of the
Lender:

6.1 BORROWED MONEY INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, or become or remain liable with respect to any Borrowed Money Indebtedness, except the following:

     (a)  the Bridge Note;

     (b) the Borrowed Money Indebtedness existing on the date of this Agreement and disclosed in the Financial Statements, and all renewals, extensions and replacements of any of the foregoing, provided that the accrual of interest on such liabilities, so long as it is not converted to principal, shall not be deemed to increase such liabilities;

     (c)  the PSD Seller Note; and

     (d)  the Borrowed Money Indebtedness listed in Schedule 6.1 hereto.

6.2 LIENS. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; provided, however, that the Company and Subsidiaries of the Company may create or suffer to exist Permitted Liens.

6.3 CONTINGENT LIABILITIES. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for:

     (a) the endorsement of checks or other negotiable instruments in the ordinary course of business;

     (b) obligations disclosed to Lender in the Financial Statements (but not increases of such obligations after the date hereof, provided that the accrual of interest on such obligations, so long as it is not converted to principal, shall not be deemed to increase such obligations);

     (c)  those liabilities permitted under Section 6.1 hereof.

6.4 MERGERS, CONSOLIDATIONS AND DISPOSITIONS AND ACQUISITIONS OF ASSETS. In any single transaction or series of related transactions, directly or indirectly:

     (a)  liquidate or dissolve;

     (b)  be a party to any merger or consolidation;

     (c)  sell, convey or lease all or substantially all of its assets;

     (d) except for the acquisition of PSD, acquire all or a substantial portion of the assets or stock of any person whether by merger or otherwise; or

     (e) pledge, transfer or otherwise dispose of any equity interest in any of its Subsidiaries or issue or permit any of its Subsidiaries to issue any additional equity interests except to the Company or another of its Subsidiaries.

     Nothing in this Agreement shall prohibit the Company from selling obsolete equipment or from replacing used equipment in the ordinary course of business.

6.5 REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. At any time, (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest of the Company or any of its Subsidiaries or (b) make any distributions of any property or cash in respect of any of its Capital Stock.

6.6 NATURE OF BUSINESS. Change the nature of its business or enter into any business which is substantially different from the provision of occupational health services to corporate and government clients.

6.7 TRANSACTIONS WITH RELATED PARTIES. Enter into any transaction or agreement with any Officer, director or beneficial owner of five percent (5%) or more of the outstanding Capital Stock in the Company or any of its Subsidiaries (or any Affiliate of any such Person) unless the transaction is upon no less favorable terms than those that are obtainable from wholly unrelated sources.

6.8 LOANS AND INVESTMENTS. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or investment, except normal and reasonable advances in the ordinary course of business to Officers and employees.

6.9 ORGANIZATIONAL DOCUMENTS. Amend, modify, restate or supplement its Articles of Incorporation or Bylaws if such action could reasonably be expected to adversely affect the rights of the Lender under this Agreement.

6.10   SALE/LEASEBACKS. Enter into any sale/leaseback transactions.

6.11 ISSUANCE OF STOCK. Issue, or become obligated to issue shares of Capital Stock or securities convertible into Capital Stock, except for (i) shares of Common Stock the authorization and issuance of which is contemplated by this Agreement or to any of the parties hereto and (ii) rights, warrants, convertible notes or options to purchase shares of Common Stock issued or granted prior to the date hereof.

6.12 SUBSIDIARIES. Form, create or acquire any Subsidiary or permit any Person other than the Company or a wholly owned Subsidiary to hold an equity interest in any Subsidiary or dissolve, merge or otherwise terminate the existence of any Subsidiary identified in Schedule 3.1(n) hereto.

6.13 TERMINATION. The covenants and agreements of the Company set forth in this Article VI shall terminate and be of no further force or effect at such time as no principal or interest on the Bridge Note is outstanding or payable (whether a result of the payment of all outstanding principal and accrued interest on the Bridge Note or the conversion of the Bridge
       Note).


                                   ARTICLE VII
                              DEFAULTS AND REMEDIES

7.1    EVENTS OF DEFAULT. An "Event of Default" occurs if:

       (a) the Company defaults in the payment of interest on or the principal of the Bridge Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

       (b)    the Company defaults in the performance of any covenants under
              Article VI of this Agreement;

       (c) the Company fails to comply with any of the provisions of this Agreement (other than Article VI) and such failure continues for 5 Business Days after notice from the Lender;

       (d) the Company defaults in payment on Borrowed Money Indebtedness other than as set forth on Schedule 3.1(d) (giving effect to any applicable grace periods and any extensions thereof) of at least $50,000 aggregate principal amount;

       (e) there has been an acceleration of the final stated maturity of any Borrowed Money Indebtedness of the Company (which acceleration shall not have been cured, waived, rescinded or annulled for 5 Business Days) if the aggregate principal amount of such Borrowed Money Indebtedness, together with the principal amount of any other such Borrowed Money Indebtedness in default for failure to pay principal at maturity or which has been accelerated, aggregates $50,000 or more at any time;

       (f) any representation or warranty of the Company under this Agreement shall prove to have been incorrect in any material respect when made;

       (g) there exists an outstanding unsatisfied final judgment which, either alone or together with other outstanding unsatisfied final judgments against the Company, exceeds an aggregate of $50,000 (to the extent not covered by insurance) and such judgment shall have continued undischarged or unstayed for 20 Business Days after entry thereof;

       (h)    the Company pursuant to or within the meaning of any Bankruptcy
              Law:

              (i)    commenced a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

              (iv) makes a general assignment for the benefit of its creditors; or

       (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i)    is for relief against the Company in an involuntary case,

              (ii) appoints a custodian of the Company for all or substantially all of its property, or

              (iii)  orders the liquidation of the Company.

7.2 ACCELERATION. If an Event of Default occurs and is continuing, the Lender by notice to the Company, may declare the principal of and any accrued interest on the Bridge Note to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 8.1(h) or (i) occurs, all unpaid principal and accrued interest on the Bridge Note then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender.

7.3 OTHER REMEDIES. Notwithstanding any other provision of this Agreement, if an Event of Default occurs and is continuing, the Lender may pursue any available remedy by proceeding at law or in equity to collect the principal of or interest then due on the Bridge Note. Without limiting the foregoing, the Company and the Lender acknowledge and agree that the remedies of the Lender at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by the Company of any of the provisions of this Agreement, in addition to any remedies specified herein, at law or otherwise, the Lender, without posting any bond shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

       A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

7.4 WAIVER OF PAST DEFAULTS. Any past Default or Event of Default and its consequences may be waived in accordance with Section 10.2. When a Default or an Event of Default is waived, it is cured and ceases.


                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1    [INTENTIONALLY OMITTED].

8.2    [INTENTIONALLY OMITTED].

8.3    [INTENTIONALLY OMITTED].


                                   ARTICLE IX
                            RESTRICTIONS ON TRANSFER

9.1 SECURITIES LAWS RESTRICTIONS ON TRANSFER. None of the Bridge Note, or the shares of Common Stock issuable on any Conversion Date shall be sold or transferred unless either (a) they first shall have been registered under the Securities Act or (b) the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such a transfer is exempt from the registration requirements of the Securities Act.

9.2 RESTRICTIVE LEGEND. The Bridge Note, any New Bridge Note and any shares of Common Stock issued on any Conversion Date shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

       "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

       The foregoing legend may be removed after the second anniversary of the later of (a) the issue date of the Common Stock and (b) the last date upon which the Company or any Affiliate of the Company was the owner of such security (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision).

9.3    TRANSFER TO AFFILIATES.

       (a) Notwithstanding the foregoing, this Agreement, the Bridge Note and the rights and obligations hereunder and thereunder may be transferred or assigned by the Lender to any of its affiliates; provided, however, that the transferee provides written notice of such assignment to the Company stating its name and address; and provided further, that the Company receives the written instrument provided in subparagraph (b) below. Any transferee to whom a transfer is made in accordance with the immediately preceding sentence shall be deemed the Lender for purposes of this Agreement.

       (b) Any transferee to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Lender under this Agreement to the same extent as if such transferee were a party hereto, including without limitation the obligations imposed upon the Lender pursuant to Section 10.11.

       (c)    A transferee to whom such rights are transferred pursuant to this
              Section 9.3 may not again transfer such rights to any other Person, other than as provided in this Section 9.3.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 NOTICES. All notices, requests, demands, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered five Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

       if to the Lender, to:

                  Diligenti, Inc.
                  c/o Diligenti Limited
                  Holden House
                  57 Rathbone Place
                  London W1P 1AW
                  England
                  Attention:  Chris Spanoudakis

       with a copy to:

                  Kirkland & Ellis
                  Tower 42
                  25 Old Broad Street
                  London EC2N 1HQ
                  England
                  Attention:  Matthew H. Hurlock

       If to the Company, to:

                  Healthcomp Evaluation Services Corporation
                  2001 Siesta Drive, Suite 302
                  Sarasota, FL 34239
                  Attention: Thomas Hartnett

       with a copy to:

                  Jones, Day, Reavis & Pogue
                  303 Peachtree Street NE
                  Atlanta, GA 30308-3242
                  Attention: Barry Stein

       Any party may give any such notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10.2 AMENDMENT, SUPPLEMENT AND WAIVER. No provision of this Agreement or the Bridge Note may be amended, supplemented or waived without the written consent of the Lender and the Company, and no existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Bridge Note, other than a payment default resulting from an acceleration that has been rescinded) and no compliance with any provision of this Agreement or the Bridge Note may be waived without the written consent of the Lender.

10.3 SURVIVAL. All covenants, agreements, representations and warranties made by the Company in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Loan Documents and the making of the Bridge Loan, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time the Bridge Loan was made, and shall continue in full force and effect as long as the principal of or any accrued interest on the Bridge Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Bridge Loan or the termination of this Agreement or any provision hereof.

10.4 DUPLICATE ORIGINALS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

10.5   GOVERNING LAW.

       (a) The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Agreement and the Securities.

       (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and my be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company, its Subsidiaries or any of their respective properties in the courts of any jurisdiction.

       (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

       (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.6 WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

10.7 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Agreement may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

10.8 SUCCESSORS AND ASSIGNS. All agreements of the Company in this Agreement and the Securities shall bind its successors and assigns. All agreements of the Lender in this Agreement shall bind its successors and assigns.

10.9 SEPARABILITY. In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.10 HEADINGS, ETC. The Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

10.11 CONFIDENTIALITY. The Lender agrees that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which Lender may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Lender pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public (other than as a result of a breach of this Section 10.11 by the Lender); provided, however that the Lender may disclose such information if required by law, provided that the Lender provides prior written notice to the Company of such proposed disclosure and takes reasonable steps to avoid and/or minimize the extent of any such required disclosure. The Lender further acknowledges and agrees that certain of the confidential, proprietary or secret information which it may obtain hereunder may be material non-public information and that neither it nor any of its Affiliates shall engage in any acquisition, disposition or other similar transaction involving the Company's securities on the basis of such material non-public information.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above set forth.


                   HEALTHCOMP EVALUATION SERVICES CORPORATION



                   By:   /s/ Thomas M. Hartnett
                         -----------------------------------
                         Name:  Thomas M. Hartnett
                         Title: Senior Vice President


                   DILIGENTI, INC.



                   By:   /s/ C. Spanoudakis
                         ------------------------------------
                         Name:  C. Spanoudakis
                         Title: Group Commercial Director

                                                                       EXHIBIT A


                               FORM OF BRIDGE NOTE

THE SECURITY EVIDENCED OR CONSTITUTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


No. ______

$_______________                                           _______________, 2000


       FOR VALUE RECEIVED, the undersigned, HEALTHCOMP EVALUATION SERVICES CORPORATION (the "Company"), promises to pay to the order of DILIGENTI, INC. or its registered assigns (the "Lender"), the principal sum of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), and to pay interest from the date hereof on the unpaid principal amount hereof from time to time outstanding, at the rate per annum and on the date specified in that certain Loan and Investment Agreement, dated as of September 15, 2000, between the Company and the Lender (as amended, restated and/or otherwise modified from time to time, the "Bridge Loan Agreement"). Terms used herein and not otherwise defined have the meanings assigned to them in the Bridge Loan Agreement.

       The unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall become due and payable on the Bridge Loan Maturity Date; provided that, if a Conversion Date shall occur, the unpaid principal balance hereof that the Lender has indicated is to be converted to Common Stock, together with all accrued and unpaid interest thereon, shall be cancelled upon receipt by the Lender of the Common Stock issuable to the Lender pursuant to the applicable provisions of Article 2, all as set forth in the Bridge Loan Agreement. In the event the principal amount of this Note is decreased in accordance with

Section 2.5 of the Bridge Loan Agreement, the Lender may exchange this Note for a Bridge Note definitively stating the aggregate principal amount hereof pursuant to Section 2.5(c) of the Bridge Loan Agreement.

       The Company promises to pay interest on demand, to the extent permitted by law, on any overdue principal and interest from their due dates at the rate per annum as specified in Section 2.2 of the Bridge Loan Agreement.

       All payments of the principal of and premium and interest on this Note shall be made in the lawful currency of the United Sates, by transfer of immediately available funds into a bank account designated by the Lender in writing to the Company.

       The Company agrees to pay, upon demand, all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of legal counsel to the Lender) associated with the waiver, enforcement or modification of the Bridge Loan Agreement or this Note.

       The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

       This Note is the Bridge Note referred to in the Bridge Loan Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for the amendment or waiver of certain provisions of the Bridge Loan Agreement, all upon the terms and conditions therein specified. In the event of any conflict between the provisions of this Note and the Bridge Loan Agreement, the provisions of the Bridge Loan Agreement shall govern.

       THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

       IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its duly authorized officer and to be dated as of the day and year first above written.

                              HEALTHCOMP EVALUATION SERVICES CORPORATION

                              By:  _____________________________
                                   Name:
                                   Title:





                              By:  _____________________________
                                   Name:
                                   Title:

                                                                    SCHEDULE 1.1

                           Certain Permitted Liens -a)


Accounts Receivable

Bank of America (HESc) - amounts will fluctuate based on outstanding receivable balance [current balance: $1.48 million - Base rate 16.5%]

Heller Financial (PSD) - amounts will fluctuate based on outstanding receivable balance [initial balance $0 until receivables are generated after acquisition by HESc - Prime + 2%]

Fixed Assets

First Security Bank (HESc)
       Mammography equipment (2 loans) [current balances: $36,944 and $18,722 - 9.75%]

Deutsche Financial (HESc)
       Cisco Systems telephone system (capital lease) [current balance: $72,000]

Chrysler Financial (HESc)
       Plymouth Voyager and Chrysler Town & Country minivans based at Hartford office (2 loans) [current balances: $11,856 and $10,380 - 11.25%]

American Technology Leasing (PSD)
       Master lease for computer equipment at Greensboro office and medical equipment at Kansas City office (capital lease) [current balance:
       $113,600]

Bank of America (HESc)
       Secondary lien on fixtures, equipment and inventories [included in accounts receivable balance above]

Dollar Bank Leasing (HESc)
         Computer equipment  [current balance:  $1,400]

Dominion Financial Group International, LDC (HESc)
       Secondary lien on certain receivables of Afton, Inc. [current balance:
       $288,600 - 13%]




(a - Excludes vehicles (trucks) and equipment (e.g., breathalyzers, copiers, postage machines and film processing equipment) leased under operating leases.

                                                                 SCHEDULE 3.1(b)

                                 AUGUST 31, 2000


Outstanding shares                                                        14,804,891

Convertible securities
Stock options outstanding                                                    726,000
Stock options to be issued following
  completion of Transaction                                                3,500,000
Warrants                                                                   6,271,317
Convertible notes                                                          1,730,715
                                                                 --------------------
                                                                          27,032,923
                                                                 ====================

                                                                 SCHEDULE 3.1(b)

                                                         Percent to      Warrants/                        Percent
                                            Shares         Total        Options-a)        Total           to Total
                                            ------         -----        ----------        -----           --------
Clegg                                       968,000         6.5%         1,757,927       2,725,927         10.1%
Thomas                                      696,538         4.7%           433,725       1,130,263          4.2%
Lowrey (Director)                           543,248         3.7%           200,000         743,248          2.7%
Nabors                                      300,000         2.0%                 -         300,000          1.1%
Thacker                                     502,806         3.4%           103,750         606,556          2.2%
Fred                                        278,000         1.9%                 -         278,000          1.0%
Hartnett                                    278,000         1.9%            85,411         363,411          1.3%
Friedman                                    130,000         0.9%                 -         130,000          0.5%
Will                                         34,000         0.2%            65,000          99,000          0.4%
Fowler, G.                                   20,000         0.1%            50,000          70,000          0.3%
Vetter                                            -         0.0%            62,000          62,000          0.2%
O'Donnell                                    61,640         0.4%                 -          61,640          0.2%
Hogan                                             -         0.0%            50,000          50,000          0.2%
Malter, M.                                   49,745         0.3%                 -          49,745          0.2%
Brosnan                                           -         0.0%            30,000          30,000          0.1%
Hedgepeth                                    13,000         0.1%            17,000          30,000          0.1%
Pegors                                            -         0.0%            30,000          30,000          0.1%
Culver                                            -         0.0%            15,000          15,000          0.1%
Young                                             -         0.0%            15,000          15,000          0.1%
Jesz                                              -         0.0%            10,000          10,000          0.0%
                                          ---------        ----          ---------       ---------         ----
  Management total                        3,874,977        26.2%         2,924,813       6,799,790         25.2%
                                          =========        ====          =========       =========         ====
Augsback investors                        1,329,999         9.0%         1,304,999       2,634,998          9.7%
Kaltenbacher                                750,000         5.1%         1,472,388       2,222,388          8.2%
Bryan                                       400,000         2.7%           400,000         800,000          3.0%
Dominion Financial Group Int.               558,792         3.8%           182,494         741,286          2.7%
Emmett                                      522,475         3.5%           200,000         722,475          2.7%
Elkin                                       294,971         2.0%            60,000         354,971          1.3%
Smith, H.                                   275,144         1.9%                 -         275,144          1.0%
Luscomb                                     253,409         1.7%            20,000         273,409          1.0%
Boyle                                       200,000         1.4%                 -         200,000          0.7%
Lewis Malter Trust                          137,527         0.9%                 -         137,527          0.5%
Upshaw                                      122,338         0.8%                 -         122,338          0.5%
Lafasciano                                  120,000         0.8%                 -         120,000          0.4%
Stanton                                     120,000         0.8%                 -         120,000          0.4%
Angelotti                                   100,000         0.7%           100,000         200,000          0.7%
Rosenberg, D.                               100,000         0.7%           100,000         200,000          0.7%
Rosenberg, E.                               100,000         0.7%           100,000         200,000          0.7%
Adkins                                       97,113         0.7%                 -          97,113          0.4%

                                                         Percent to      Warrants/                        Percent
                                            Shares         Total        Options-a)        Total           to Total
                                            ------         -----        ----------        -----           --------
Buchanan                                     90,000         0.6%                 -          90,000          0.3%
Brindley Trust                               80,000         0.5%                 -          80,000          0.3%
Cobb                                         40,000         0.3%            40,000          80,000          0.3%
Lee                                          51,810         0.3%                 -          51,810          0.2%
Armbruster                                   50,000         0.3%                 -          50,000          0.2%
Federbush Family Trust                       50,000         0.3%                 -          50,000          0.2%
Gonzales                                     50,000         0.3%                 -          50,000          0.2%
Groom IRA                                    50,000         0.3%                 -          50,000          0.2%
Kelly                                        50,000         0.3%                 -          50,000          0.2%
Malter-Domutz                                49,472         0.3%                 -          49,472          0.2%
Adams                                        41,710         0.3%                 -          41,710          0.2%
Malter, D.                                   41,710         0.3%                 -          41,710          0.2%
Smith, A                                     39,233         0.3%                 -          39,233          0.1%
                                         ----------        ----          ---------      ----------         ----
                                          6,165,703        41.6%         3,979,881      10,145,584         37.5%
                                         ----------        ----          ---------      ----------         ----
  Grand Total                            10,040,680        67.8%         6,904,694      16,945,374         62.7%
                                         ==========        ====          =========      ==========         ====
Total Outstanding                        14,804,891                     12,228,032      27,032,923
                                         ==========                     ==========      ==========


(a- Excludes options currently awaiting final Board action.

                                                                SCHEDULE 3.1.(d)


                           COMPLIANCE WITH INSTRUMENTS

               Lender                                               Amount
               ------                                               ------
Quest Diagnostics Incorporated -a)                                $  500,000
Richard Weltman                                                      145,758
Barbara Weltman                                                       75,000
Rock Springs National Bank                                            50,851
                                                                  ----------
                                                                  $  771,609
                                                                  ==========


(a- Balloon payment due on September 11, 2000; the Company expects to enter into negotiations with the Lender to establish repayment terms subsequent to execution of this Agreement.

                                                                SCHEDULE 3.1.(e)

                                   PROPERTIES

        COMPANY NAME                        ADDRESS                                 OWNED/LEASED
        ------------                        -------                                 ------------
Healthcomp Evaluation Services            2001 Siesta Drive                             Leased
   Corporation                            Suite 302
                                          Sarasota, FL  34239

                                          71-C Dudleytown Road                          Leased
                                          Bloomfield, CT  06002

Afton, Inc.                               2001 Siesta Drive                             Leased
                                          Suite 302
                                          Sarasota, FL  34239

Afton-North Dakota, Inc.                  2301 University Drive                         Leased
                                          Building 21
                                          Bismarck, ND  58504-7595

AmeriTest, Inc.                           2001 Siesta Drive                             Leased
                                          Suite 302
                                          Sarasota, FL  34239

                                          2147 University Avenue West                   Leased
                                          Suite 113
                                          St. Paul, MN  55114

                                          3509 Elizabeth Lake Road                      Leased
                                          Suite 218
                                          Waterford, MI  48328

                                          1448 East Center Street                       Leased
                                          Pocatello, ID  83201

Medical Drug Testing, Inc.                8001 Rowan Drive                              Leased
                                          Suite 212
                                          Cranberry Township, PA 16066

Health Evaluation Programs, Inc.          2420 East Oakton Street                       Leased
                                          Unit D
                                          Arlington Heights, IL 60005

                                          2323 Main Street                              Leased
                                          Pittsburgh, PA 15215-2812


                                                                SCHEDULE 3.1.(e)


                                   PROPERTIES

        COMPANY NAME                        ADDRESS                                 OWNED/LEASED
        ------------                        -------                                 ------------
Quality Health Services, Inc.             2001 Siesta Drive                             Leased
                                          Suite 302
                                          Sarasota, FL  34239

Preventive Services Division              1600 Genessee                                 Leased
                                          Suite 700
                                          Kansas City, MO  64102

                                          3127 Belmont                                  Leased
                                          Kansas City, MO

                                          Suite A                                       Leased
                                          420 Gallimore Dairy Road
                                          Greensboro, NC 27409

                                          605 Eastowne Drive                            Leased
                                          Chapel Hill, NC

                                          6330 East 75th Street                         Leased
                                          Indianapolis, IN 46250

                                          8310 University Executive                     Leased
                                          Park Drive
                                          Suite 350
                                          Charlotte, NC


                                                                SCHEDULE 3.1.(i)

                             OUTSTANDING TAX RETURNS

Annual Returns

       Healthcomp Evaluation Services Corporation and subsidiaries (1999)


Stub Period Returns

       Afton, Inc. and subsidiaries (1998)
       Health Evaluation Programs, Inc. (1998)
       Quality Health Services, Inc. (1998)

State Returns

       Returns to be filed for stub period of 1998 and year 1999:

              Connecticut                                 Florida
              Illinois                                    Kansas
              Minnesota                                   Nevada
              North Dakota                                Pennsylvania

Payroll Tax Returns

       All returns filed. Taxes outstanding at August 31, 2000 total
$313,805.43.

              The Company has contacted the Internal Revenue Service regarding establishment of a payment schedule for amounts outstanding; however, a response has not been received from the IRS.

                                                                 SCHEDULE 3.1(n)

                          COMPANY INTELLECTUAL PROPERTY

Registered Trademarks

Mark                                     Registration No. (Serial No.)           Registration Filing Date
HEP                                      1,297,158 (SN 443,260)                  9-18-84
Enjoy Good Health!                       1,784,600 (SN 77-310,826)               7-27-93

Trademarks Applied For

Mark                                     Registration/Application No.            Application Filing Date
HESC/To be filed by Afton                N/A                                     N/A

Material Unregistered Trademarks or Trade Names

[NONE]


Proprietary Software

              ExamWriter v 1.0
              ExamWriter v 2.0 - a)
              Physical Exam processing system
              Results processing software (drug testing & mobile screening) Scheduling software

Licensed Software

              WinnData MRO software
              WinFrame processing software
              Great Plains accounting software v 9.0
              Microsoft Office
              Microsoft Map
              Radiographic software
              Hear/Trak system software
              Wellsource program
              RW multiuser upgrade
              Lipin Dietz software
              UNIXWARE 7.1/SCO server
              Vision 3.0/SCO/configuration
              Novell Netware 4.2
              Oracle Database
              Create-A-Check Professional

(a - balance owed to MSYS, Inc. totals $100,000.


PSD Trademarks, Trade Names, Service Marks, Service Names, etc.

ELB & Associates
E.L.B. & Associates
Health & Hygiene/ELB, a U.S. HealthWorks Company
U.S. HealthWorks Preventive Services
USH Preventive Services
Health & Hygiene
Health & Hygiene Midwest
Health & Hygiene Clinical Evaluation Center
"How American Business Stays Healthy"
H&H
Preventative Services
U.S. HealthWorks Preventative Services Division
ELB
Ennis, Lumsden, Boylston and Associates, Inc.
MSDSPRINT
INTOXISPRINT
SPRINTTRACK
SPRINTWARE
AudioSPRINT
SpiroSPRINT
SPRINTLOG
MONIFAX


                                  PSD SOFTWARE

1. Sprintware - Several application modules developed and maintained internally.
       -VanSprint
       -AudioDP
       -AudioReview
       -SpiroReview
       -AudioSprint
       -SpiroSprint
       -SprintLog
       -SprintTrack
       -LapSprint
       -SprintTime
       -IntoxiSprint

2.     Client Information Database (CID)
3.     Time Billing - Computer based timesheets for Consulting Division
4. Client Support Desk - Support Desk tracking software used by products department
5. MAX/90 - billing and accounting software licensed from a third-party vendor
6.     Microsoft Office Professional (M/S Word, Excel, Powerpoint, Access,
       Outlook)
7.     Visual Studio - software development suite
8.     FoxPro - software development software
9.     Microsoft Back Office
10.    Cotton Dust Reporting Application
11.    Norton Antivirus
12.    Winport

                                                                 SCHEDULE 3.1(s)

                                  SUBSIDIARIES


                                     PARENT
                                     ------

                   Healthcomp Evaluation Services Corporation
                         (formerly Handell-Graff, Inc.)


                             FIRST TIER SUBSIDIARIES
                             -----------------------
           (100% owned by Healthcomp Evaluation Services Corporation)

                                   Afton, Inc.
                           Medical Drug Testing, Inc.


                            SECOND TIER SUBSIDIARIES
                            ------------------------
                           (100% owned by Afton, Inc.)

                        Health Evaluation Programs, Inc.
                          Quality Health Services, Inc.
                            Afton-North Dakota, Inc.
                                 AmeriTest, Inc.

                                                                 SCHEDULE 3.1(t)



                                    INSURANCE


   TYPE                                       CARRIER/POLICY NO.                          COVERAGE AMOUNT
   ----                                       ------------------                          ---------------
Directors & Officers                          National Union (5870345)                  $  3,000,000
General & Professional Liability              Lexington (7157435)                       1,000,000/3,000,000
Property                                      Lexington (7157435)                       Specific limits
Automobile                                    American Home (CA7058883)                 1,000,000
Worker's Compensation                         Fremont (WC04224801)                      500,000
Umbrella                                      Lexington (7157436)                       5,000,000